SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
February 13, 2006

Date of Report (date of earliest event reported)
EVERGREEN SOLAR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-31687	04-3242254

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
138 Bartlett Street
Marlboro, Massachusetts 01752

(Address of principal executive offices)
(508) 357-2221

(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.
The information set forth in Item 5.02 below is incorporated by reference.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On February 13, 2006, Evergreen Solar, Inc. (the “Company”) announced that Donald M. Muir had been appointed, effective immediately, to the position of Vice President and Chief Financial Officer. Effective with the appointment of Mr. Muir, Richard G. Chleboski, who had been serving as the Company’s Chief Financial Officer, was appointed to the newly created position of Vice President of Worldwide Expansion.
Mr. Muir, who is 49 years old, served as Chief Financial Officer of American Power Conversion Corporation (“APCC”), a provider of global, end-to-end solutions for real-time infrastructure, from 1995 to 2005 and as APCC’s Senior Vice President, Finance & Administration from 2001 to 2005. Mr. Muir also served as APCC’s Treasurer from 2001 to February 2004, and as Vice President, Finance and Administration from 1998 to 2001. From 1993 to 1995, Mr. Muir was the Treasurer of Stratus Computer, Inc. where he was responsible for managing investor relations, treasury services, corporate taxation, and risk management. Prior to his appointment as Treasurer at Stratus Computer, Inc., Mr. Muir held the position of Director of Finance and Administration from 1991 to 1993 and Controller, Worldwide Sales and Service from 1988 to 1991. Mr. Muir received his MBA from Boston University and his BBA in Accounting from the University of Massachusetts at Amherst.
Mr. Muir will receive a first-year annualized base salary of $225,000 and he will be eligible to receive a target bonus of $135,000, which may vary depending on the Company’s 2006 results relative to predetermined corporate performance measures. Subject to the approval of the Company’s Board of Directors, the Company has agreed to grant Mr. Muir 50,000 restricted stock units and options to purchase 225,000 shares of the Company’s common stock in accordance with the Company’s Amended and Restated 2000 Stock Option and Incentive Plan. The restricted stock units and stock options will each be subject to a four-year vesting schedule. Mr. Muir also will be entitled to participate in the compensation and benefits programs that are available to the Company’s elected officers generally.
No changes will be made to Mr. Chleboski’s compensation arrangements.
Item 7.01. Regulation FD Disclosure.
On February 13, 2006, Evergreen issued a press release announcing the appointment of Mr. Muir as Vice President and Chief Financial Officer and the appointment of Mr. Chleboski as Vice President of Worldwide Expansion. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference. Pursuant to General Instruction B.2 of Form 8-K, this exhibit is not “filed” for purposes of Section 18 of the Securities Exchange Act, as amended, but is instead “furnished” in accordance with that instruction.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The following exhibit is filed herewith:

99.1	Press Release, dated February 13, 2006, announcing the appointment of Donald M. Muir as Vice President and Chief Financial Officer and the appointment of Richard G. Chleboski as Vice President of Worldwide Expansion.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERGREEN SOLAR, INC.
By:	/s/Richard M. Feldt
Richard M. Feldt
Chief Executive Officer and President

Dated:  February 13, 2006